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                                                            EXHIBIT NO. 99.1(b)

                                     FORM OF

                           MFS MUNICIPAL SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Municipal Series Trust (the "Trust"), the Trustees of the Trust hereby redesignate two existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS Massachusetts High Income Tax Free Fund shall be redesignated as MFS Massachusetts Municipal High Income Fund; and

         2. The series designated as MFS New York High Income Tax Free Fund shall be redesignated as MFS New York Municipal High Income Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this ______ day of ______________, 2002.


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John W. Ballen                             Kevin R. Parke
8 Orchard Road                             33 Liberty Street
Southborough MA  01772                     Concord MA  01742


----------------------------------         ----------------------------------
Lawrence H. Cohn                           Lawrence T. Perera
45 Singletree Road                         18 Marlborough Street
Chestnut Hill MA  02167                    Boston MA  02116


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Sir J. David Gibbons                       William J. Poorvu
"Leeward"                                  975 Memorial Drive  Apt. 710
5 Leeside Drive                            Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05


----------------------------------         ----------------------------------
William R. Gutow                           Jeffrey L. Shames
3 Rue Dulac                                38 Lake Avenue
Dallas TX  75230                           Newton MA  02459


----------------------------------         ----------------------------------
J. Atwood Ives                             J. Dale Sherratt
17 West Cedar Street                       86 Farm Road
Boston MA  02108                           Sherborn MA  01770


----------------------------------         ----------------------------------
Abby M. O'Neill                            Elaine R. Smith
200 Sunset Road                            75 Scotch Pine Road
Oyster Bay NY  11771                       Weston MA  02493


                                           ----------------------------------
                                           Ward Smith
                                           36080 Shaker Blvd.
                                           Hunting Valley OH  44022